                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING THE PROSPECTUS (THE "PROSPECTUS")) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT www.sec.gov. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THIS OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-422-2006.

                    POPULAR ABS MORTGAGE PASS-THROUGH TRUST
                                     2005-6



                              MARKETING MATERIALS


                               [LOGO] POPULAR
                                      ABS, INC.(SM)

             $562,930,000 (APPROXIMATE, SUBJECT TO +/- 10% VARIANCE)



                                POPULAR ABS, INC.
                                    Depositor

                                EQUITY ONE, INC.
                                    Servicer


RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

                              Co-Lead Underwriters

                               CONTACT INFORMATION


RBS GREENWICH CAPITAL

Trading                                        Banking                                     Structuring
-------                                        -------                                     -----------
Name/Email                 Phone               Name/Email             Phone                Name/Email            Phone
Ron Weibye                 (203) 625-6160      Jim Raezer             (203) 625-6030       John D'Elisa          (203) 618-5605
weibyer@gcm.com                                raezerj@gcm.com                             delisaj@gcm.com

Peter McMullin             (203) 625-6160      Vinu Phillips          (203) 622-5626
peter.mcmullin@gcm.com                         philliv@gcm.com

                                               Michael McKeever       (203) 618-2237
                                               mckeevm@gcm.com

RATING AGENCIES

Standard and Poor's                            Moody's Investor Service
-------------------                            ------------------------
Name/Email                 Phone               Name/Email                        Phone
Michael Messer             (212) 438-1618      Jason Shi                         (201) 915-8795
Michael_messer@sandp.com                       Shuisheng.shi@moodys.com

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

                                   DISCLAIMER


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (203) 625-2700.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

PRELIMINARY TERM SHEET                                                                               DATE PREPARED: DECEMBER 7, 2005

                                      $562,930,000 (APPROXIMATE, SUBJECT TO +/- 10% VARIANCE)
                                          POPULAR ABS MORTGAGE PASS-THROUGH TRUST 2005-6

------------------------------------------------------------------------------------------------------------------------------------
              PRINCIPAL  WAL (YEARS)      PYMT WINDOW      EXPECTED RATING       ASSUMED FINAL      INTEREST       PRINCIPAL
  CLASS(1)   BALANCE ($) CALL/MAT (5)  (MTHS) CALL/MAT(5)   (MOODY'S/S&P)      DISTRIBUTION DATE      TYPE           TYPE
  --------   ----------- ------------  ------------------  ---------------     -----------------    --------       ---------
    A-1    $266,478,000    1.00 / 1.00      1-25 / 1-25        Aaa/AAA            January 2036     Fixed(3,4)   Senior Sequential
    A-2     $17,734,000    2.20 / 2.20     25-27 / 25-27       Aaa/AAA            January 2036     Fixed(3,4)   Senior Sequential
    A-3     $80,916,000    3.00 / 3.00     27-54 / 27-54       Aaa/AAA            January 2036     Fixed(3,4)   Senior Sequential
    A-4     $19,315,000    5.00 / 5.00     54-67 / 54-67       Aaa/AAA            January 2036     Fixed(3,4)   Senior Sequential
    A-5     $43,524,000    7.49 / 9.68     67-98 / 67-224      Aaa/AAA            January 2036     Fixed(3,4)   Senior Sequential
    A-6     $25,000,000    6.64 / 6.77     44-98 / 44-113      Aaa/AAA            January 2036     Fixed(3,4)       Senior NAS
    M-1     $44,999,000    5.45 / 6.08     40-98 / 40-195      Aa2/AA             January 2036     Fixed(3,4)      Subordinate
    M-2     $34,866,000    5.40 / 5.99     39-98 / 39-180       A2/A              January 2036     Fixed(3,4)      Subordinate
    M-3      $8,344,000    5.39 / 5.93     38-98 / 38-163       A3/A-             January 2036     Floating(2,4)   Subordinate
    M-4      $8,344,000    5.38 / 5.90     38-98 / 38-157     Baa1/BBB+           January 2036     Floating(2,4)   Subordinate
    M-5      $7,450,000    5.38 / 5.87     38-98 / 38-151     Baa2/BBB            January 2036     Floating(2,4)   Subordinate
    M-6      $5,960,000    5.38 / 5.83     38-89 / 38-144     Baa3/BBB-           January 2036     Floating(2,4)   Subordinate
    B-1      $5,960,000        Not Marketed Hereby             Ba1/BB+            January 2036     Floating        Subordinate
    B-2      $5,960,000                                        Ba2/BB+            January 2036     Floating        Subordinate
    B-3     $10,728,000                                         NR/BB             January 2036     Floating        Subordinate
TOTAL:     $585,578,000
------------------------------------------------------------------------------------------------------------------------------------

(1) The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates are backed by the cash flows from the Mortgage Loans. The principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.
(2) The Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are priced to call. The margin on the Class M-3, Class M-4, Class M-5 and Class M-6 Certificates will be multiplied by 1.5 on any Distribution Date after the Optional Termination may be first exercised.
(3) The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1 and Class M-2 Certificates are priced to call. The fixed rate coupon on the Class A-4, Class A-5, Class A-6, Class M-1 and Class M-2 Certificates will increase by 0.50% on any Distribution Date after the Optional Termination may be first exercised.
(4)  See "Net WAC Cap" herein.
(5)  See "Pricing Prepayment Speed" herein.


Depositor:                     Popular ABS, Inc.

Servicer:                      Equity One, Inc. ("EQUITY ONE"), an indirect subsidiary of Popular, Inc.

Co-Lead Underwriters:          Greenwich Capital Markets, Inc. ("RBS GREENWICH CAPITAL") and Friedman, Billings,
                               Ramsey & Co., Inc.

Trustee/Custodian:             JPMorgan Chase Bank, N.A.

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

Offered Certificates:          The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates are referred to herein as the "SENIOR CERTIFICATES". The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and
                               Class M-6 Certificates are collectively referred to herein as the "OFFERED SUBORDINATE
                               CERTIFICATES". The Offered Subordinate Certificates and the Class B-1, Class B-2 and Class B-3
                               Certificates are together referred to herein as the "SUBORDINATE CERTIFICATES". The Senior
                               Certificates and the Offered Subordinate Certificates are collectively referred to herein as the
                               "OFFERED CERTIFICATES." The Class B-1, Class B-2 and Class B-3 Certificates will not be offered publicly.

Federal Tax Status:            It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:                  The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:                  December 1, 2005.

Expected Pricing Date:         On or about December [12], 2005.

Expected Closing Date:         On or about December 22, 2005.

Expected Settlement Date:      On or about December 22, 2005.

Distribution Date:             The 25th day of each month (or if not a business day, the next succeeding business day) commencing in January 2006.

Accrued Interest:              The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1 and Class M-2
                               Certificates will settle with accrued interest of 21 days. The price to be paid by investors for the
                               Subordinate Certificates (other than the Class M-1 and Class M-2 Certificates) will not include accrued interest (settling flat).

Interest Accrual Period:       The interest accrual period for each Distribution Date with respect to the Class A-1, Class A-2,
                               Class A-3, Class A-4, Class A-5, Class A-6, Class M-1 and Class M-2 Certificates will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis). The interest accrual period for each Distribution Date with respect to the Subordinate Certificates
                               (other than the Class M-1 and Class M-2 Certificates) will be the period beginning with the previous
                               Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:             The Offered Certificates are expected to be ERISA eligible, so long as certain conditions are met as described further in the prospectus supplement.

SMMEA Eligibility:             The Offered Certificates are not expected to constitute "mortgage related securities" for purposes of SMMEA.

Servicing Fee:                 With respect to each Distribution Date, the Servicer will be entitled to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans.

Trustee Fee:                   With respect to each Distribution Date, the Trustee will be entitled 1/12 of 0.02% of the aggregate principal balance of the Mortgage Loans.

                                                                               5

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

Optional Termination:          The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Offered Certificates (the "CLEAN-UP CALL"), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage
                               Loans as of the Cut-off Date.

Pricing Prepayment Speed:      The Offered Certificates will be priced based on the following collateral prepayment assumptions:

                               FRM Loans: 100% PPC (100% PPC: 2.00% - 20.00% CPR over 10 months, 20% thereafter)
                               ARM Loans: 100% PPC (100% PPC: 28.00% CPR)

Mortgage Loans:                As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately
                               $596,000,631, which consisted of a pool of fixed-rate and adjustable rate, first lien mortgage loans
                               (the "MORTGAGE LOANS"). See the attached collateral descriptions for additional information on the
                               Mortgage Loans.

                               IT IS ANTICIPATED THAT ON THE CLOSING DATE, THE CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE
                               CUT-OFF DATE WILL BE SUBSTANTIALLY SIMILAR TO THE CHARACTERISTICS OF THE MORTGAGE LOANS AS DESCRIBED
                               AND SHOWN HEREIN. THE AGGREGATE PRINCIPAL BALANCE IS EXPECTED TO BE SUBJECT TO AN INCREASE OR
                               DECREASE OF UP TO 10%.

Pass-Through Rate:             The "PASS-THROUGH RATE" on each Class of Offered Certificates and Class B-1, Class B-2 and Class B-3
                               Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the related Net
                               WAC Cap.

Formula Rate:                  The "FORMULA RATE" for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
                               Class M-1 and Class M-2 Certificates will be equal to a fixed rate.

                               The "FORMULA RATE" for the Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and
                               Class B-3 Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such
                               Class and (ii) 14.00%.

Adjusted Net Mortgage Rate:    The "ADJUSTED NET MORTGAGE RATE" for each Mortgage Loan is equal to the loan rate less the sum of
                               (i) the Servicing Fee rate and (ii) the Trustee Fee rate.

Net WAC Cap:                   The "NET WAC CAP" with respect to each Distribution Date is a rate equal to:
                                   a)  with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class
                                       M-1 and Class M-2 Certificates, the weighted average Adjusted Net Mortgage Rate of Mortgage
                                       Loans as of the first day of the collection period for such Distribution Date, calculated on a 30/360 basis (the "FIXED CLASS CAP").
                                   b)  with respect to the Subordinate Certificates (other than the Class M-1 and Class M-2
                                       Certificates), the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans as of
                                       the first day of the collection period for such Distribution Date, calculated on an actual/360 basis (the "ADJUSTABLE CLASS CAP").

                                                                               6

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

Net WAC Cap
Carryover Amount:              If on any Distribution Date the Pass-Through Rate for any Class of the Senior Certificates or
                               Subordinate Certificates is limited by the related Net WAC Cap, the "NET WAC CAP CARRYOVER AMOUNT"
                               for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the Formula Rate over (b) the amount of interest actually accrued on such Class based on the related Net WAC Cap and (ii) the unpaid portion of any related Net WAC Cap
                               Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate. Any Net WAC Cap Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:            Consists of the following:

                                    1) Excess Cashflow;
                                    2) Overcollateralization Amount; and
                                    3) Subordination.


Excess Cashflow:               The "EXCESS CASHFLOW" for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under "Priority of Distributions."


Overcollateralization
Amount:                        The "OVERCOLLATERALIZATION AMOUNT" (or "O/C") is equal to the excess of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate principal balance of the Offered Certificates and the Class B-1, Class B-2 and Class B-3 Certificates. On the Closing Date, the
                               Overcollateralization Amount will be equal to approximately 1.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On each Distribution Date, Excess Cashflow, if any, will be used to build O/C until the Targeted Overcollateralization Amount is reached.

Targeted
Overcollateralization
Amount:                        Prior to the Stepdown Date, the "TARGETED OVERCOLLATERALIZATION AMOUNT" is equal to the sum of (a)
                               approximately 2.55% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (b) the Aggregate Class B Early Distribution Amount.

                               On or after the Stepdown Date, the Targeted Overcollateralization Amount is the lesser of (a) the amount described in the preceding paragraph and (b) the greater of (i) the excess of (x)
                               approximately 12.70% of the aggregate principal balance of the Mortgage Loans for the related
                               Distribution Date over (y) the excess of (I) the aggregate principal balance of the Class B-1, Class
                               B-2 and Class B-3 Certificates as of the Closing Date over (II) the aggregate of all distributions made in respect of principal to the Class B-1, Class B-2 and Class B-3 Certificates on all prior
                               Distribution Dates and (ii) approximately 0.50% of the aggregate principal balance of the Mortgage
                               Loans as of the Cut-off Date. However, if a Trigger Event has occurred on the related Distribution
                               Date, the Targeted Overcollateralization Amount shall be equal to the Targeted Overcollateralization
                               Amount for the previous Distribution Date (after taking into account the distribution of principal made with respect to the Class B-1, Class B-2 and Class B-3 Certificates pursuant to clauses 5), 6)
                               and 7) of "Priority of Distributions" on the prior Distribution Date).

                                                                               7

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

Stepdown Date:                 The earlier to occur of
                               (i)  the Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and
                               (ii) the later to occur of
                                    (x) the Distribution Date occurring in January 2009; and
                                    (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 49.60%.

Aggregate Class B
Early Distribution
Amount:                        As of any Distribution Date, the aggregate sum of all amounts paid to the Class B-1, Class B-2 and
                               Class B-3 Certificates on prior Distribution Dates from Excess Cashflow pursuant to clauses 5), 6)
                               and 7) of "Priority of Distributions".


Senior Enhancement
Percentage:                    The "SENIOR ENHANCEMENT PERCENTAGE" for a Distribution Date is equal to (i) the sum of (a) the aggregate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount
                               divided by (ii) the aggregate principal balance of the Mortgage Loans as of the end of the related due period.


Expected Credit
Support Percentages:
                               ------------------------------------------------------------------------------------------
                                          INITIAL CREDIT SUPPORT                      EXPECTED CREDIT SUPPORT
                                             ON CLOSING DATE                         ON OR AFTER STEPDOWN DATE
                               ------------------------------------------------------------------------------------------
                                         CLASS                 PERCENT                CLASS                 PERCENT
                                        Class A                 24.00%               Class A                 49.60%
                                       Class M-1                16.45%              Class M-1                34.50%
                                       Class M-2                10.60%              Class M-2                22.80%
                                       Class M-3                 9.20%              Class M-3                20.00%
                                       Class M-4                 7.80%              Class M-4                17.20%
                                       Class M-5                 6.55%              Class M-5                14.70%
                                       Class M-6                 5.55%              Class M-6                12.70%
                                       Class B-1                 4.55%              Class B-1                10.70%
                                       Class B-2                 3.55%              Class B-2                 8.70%
                                       Class B-3                 1.75%              Class B-3                 5.10%
                               ------------------------------------------------------------------------------------------

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

Trigger Event:                 A "TRIGGER EVENT" is in effect on any Distribution Date on or after the Stepdown Date, if either (i)
                               the six month rolling average 60+ delinquency percentage equals or exceeds [32.25]% of the current
                               Senior Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

                               -----------------------------------------------------------------------------------------------------
                                   DISTRIBUTION DATE OCCURRING IN                           PERCENTAGE
                               -----------------------------------------------------------------------------------------------------
                                    January 2008-December 2008        [1.40]% for the first month plus an additional 1/12th of
                                                                      [1.70]% for each month thereafter (or 1/12th of [2.10]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized
                                                                      Losses) for each month thereafter.
                               -----------------------------------------------------------------------------------------------------
                                    January 2009-December 2009        [3.10]% (or [3.50]% if the class certificate balances for the
                                                                      Class B-1, Class B-2 and Class B-3 Certificates have been
                                                                      reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [1.90]% (or 1/12th of [2.10]% if the
                                                                      class certificate balances for the Class B-1, Class B-2 and
                                                                      Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized
                                                                      Losses) for each month thereafter.
                               -----------------------------------------------------------------------------------------------------
                                    January 2010-December 2010        [5.00]% (or [5.60]% if the class certificate balances for the
                                                                      Class B-1, Class B-2 and Class B-3 Certificates have been
                                                                      reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [1.50]% (or 1/12th of [1.65]% if the
                                                                      class certificate balances for the Class B-1, Class B-2 and
                                                                      Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized
                                                                      Losses) for each month thereafter.
                               -----------------------------------------------------------------------------------------------------
                                    January 2011-December 2011        [6.50]% (or [7.25]% if the class certificate balances for the
                                                                      Class B-1, Class B-2 and Class B-3 Certificates have been
                                                                      reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [0.90]% (or 1/12th of [1.00]% if the
                                                                      class certificate balances for the Class B-1, Class B-2 and
                                                                      Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized
                                                                      Losses) for each month thereafter.
                               -----------------------------------------------------------------------------------------------------
                                    January 2012-December 2012        [7.40]% (or [8.25]% if the class certificate balances for the
                                                                      Class B-1, Class B-2 and Class B-3 Certificates have been
                                                                      reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [0.10]% (or 1/12th of [0.15]% if the
                                                                      class certificate balances for the Class B-1, Class B-2 and
                                                                      Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized
                                                                      Losses) for each month thereafter.
                               -----------------------------------------------------------------------------------------------------
                                    January 2013 and thereafter       [7.50]% (or [8.40]% if the class certificate balances for the
                                                                      Class B-1, Class B-2 and Class B-3 Certificates have been
                                                                      reduced to zero and no part of that reduction was due to the application of Realized Losses).
                               -----------------------------------------------------------------------------------------------------

Realized Losses:               If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance of such Mortgage Loan. The amount of such insufficiency is a
                               "REALIZED LOSS." Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the
                               Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of the Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class B-3 Certificates, then to the Class B-2
                               Certificates, then to the Class B-1 Certificates, then to the Class M-6 Certificates, then to the
                               Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Senior Certificates.

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

Priority of
Distributions:                 Available funds from the Mortgage Loans will be distributed as follows:

                               1)  Interest funds, as follows: first, trustee fees, servicing fees, certain indemnities and other reimbursable amounts, second, monthly and unpaid interest to the Senior Certificates pro rata, third, monthly interest to the Class M-1 Certificates, fourth, monthly interest to the Class M-2
                                   Certificates, fifth, monthly interest to the Class M-3 Certificates, sixth, monthly interest to the Class M-4 Certificates, seventh, monthly interest to the Class M-5 Certificates, eighth, monthly interest to the Class M-6 Certificates, ninth, monthly interest to the Class B-1
                                   Certificates, tenth, monthly interest to the Class B-2 Certificates, and eleventh, monthly interest to the Class B-3 Certificates.

                               2)  Principal funds, as follows: monthly principal to the Senior Certificates as described under
                                   "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under
                                   "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under
                                   "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under
                                   "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under
                                   "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under
                                   "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under
                                   "Principal Paydown", then monthly principal to the Class B-1 Certificates as described under
                                   "Principal Paydown", then monthly principal to the Class B-2 Certificates as described under
                                   "Principal Paydown", and lastly, monthly principal to the Class B-3 Certificates as described under "Principal Paydown".

                               3)  Excess Cashflow as follows in the following order:

                                   a)  any remaining unpaid interest to the Senior Certificates pro rata.

                                   b)  as principal to the Offered Certificates, Class B-1, Class B-2 and Class B-3 Certificates to
                                       build or maintain O/C as described under "Principal Paydown".

                                   c)  any previously unpaid interest to the Class M-1 Certificates.

                                   d)  any unpaid applied Realized Loss amount to the Class M-1 Certificates.

                                   e)  any previously unpaid interest to the Class M-2 Certificates.

                                   f)  any unpaid applied Realized Loss amount to the Class M-2 Certificates.

                                   g)  any previously unpaid interest to the Class M-3 Certificates.

                                   h)  any unpaid applied Realized Loss amount to the Class M-3 Certificates.

                                   i)  any previously unpaid interest to the Class M-4 Certificates.

                                   j)  any unpaid applied Realized Loss amount to the Class M-4 Certificates.

                                   k)  any previously unpaid interest to the Class M-5 Certificates.

                                   l)  any unpaid applied Realized Loss amount to the Class M-5 Certificates.

                                   m)  any previously unpaid interest to the Class M-6 Certificates.

                                   n)  any unpaid applied Realized Loss amount to the Class M-6 Certificates.

                                   o)  any previously unpaid interest to the Class B-1 Certificates.

                                   p)  any unpaid applied Realized Loss amount to the Class B-1 Certificates.

                                   q)  any previously unpaid interest to the Class B-2 Certificates.

                                   r)  any unpaid applied Realized Loss amount to the Class B-2 Certificates.

                                   s)  any previously unpaid interest to the Class B-3 Certificates.

                                   t)  any unpaid applied Realized Loss amount to the Class B-3 Certificates.

                               4)  Any remaining Excess Cashflow to pay any unpaid Net WAC Cap Carryover Amount payable to the
                                   Senior Certificates and Subordinate Certificates, pro rata based on such unpaid amounts (after taking into account payments from the related Yield Maintenance Agreement, if any, with respect to the Subordinate Certificates other than the Class M-1 and Class M-2 Certificates).

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

                               5)  Any remaining Excess Cashflow to the Class B-3 Certificates as principal until its principal balance has been reduced to zero.

                               6)  Any remaining Excess Cashflow to the Class B-2 Certificates as principal until its principal balance has been reduced to zero.

                               7)  Any remaining Excess Cashflow to the Class B-1 Certificates as principal until its principal balance has been reduced to zero.

                               8)  Any remaining Excess Cashflow to the non-offered certificates (other than the Class B-1, Class
                                   B-2 and Class B-3 Certificates) as described in the pooling agreement.

Principal Paydown:

                               1)  Prior to the Stepdown Date or if a Trigger Event is in effect, principal will be paid to the
                                   Senior Certificates in the order described under "Senior Principal Distribution" below. After the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii)
                                   the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi)
                                   the Class M-6 Certificates, vii) the Class B-1 Certificates, viii) the Class B-2 Certificates, and then ix) the Class B-3 Certificates.

                               2)  On or after the Stepdown Date and if a Trigger Event is not in effect, all the Offered
                                   Certificates and the Class B-1, Class B-2 and Class B-3 Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates in the order described under "Senior Principal Distribution" below, such that the Senior
                                   Certificates will have at least 49.60% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 34.50% credit enhancement, third to the
                                   Class M-2 Certificates such that the Class M-2 Certificates will have at least 22.80% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 20.00% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4
                                   Certificates will have at least 17.20% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 14.70% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 12.70% credit enhancement, eighth to the Class B-1 Certificates such that the Class B-1 Certificates will have at least 10.70% credit enhancement, ninth to the Class B-2 Certificates such that the Class B-2
                                   Certificates will have at least 8.70% credit enhancement, and tenth, to the Class B-3
                                   Certificates such that the Class B-3 Certificates will have at least 5.10% credit enhancement
                                   (subject, in each case, to any overcollateralization floors).

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

Senior Principal
Distribution:                  Principal allocated to the Senior Certificates will be distributed in the following order of priority:


                               1)
                                   a)  To the Class A-6 Certificates, the Lockout Percentage of their pro-rata share of principal allocated to the Senior Certificates until month 108 as described below, until its principal balance is reduced to zero.

                                                       MONTH                LOCKOUT PERCENTAGE
                                                       -----                ------------------
                                                       1 - 36                        0%
                                                      37 - 60                       45%
                                                      61 - 72                       80%
                                                      73 - 84                      100%
                                                      85 - 108                     300%

                                   b)  To the Class A-6 Certificates, 100% of the principal allocated to the Senior Certificates in or after month 109, until its principal balance is reduced to zero.

                               2)  Sequentially to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6
                                   Certificates until their respective principal balances are reduced to zero.

                                   provided however, on any Distribution Date that the aggregate principal balance of the
                                   Subordinate Certificates and the Overcollateralization Amount is less than or equal to zero, such principal will be allocated pro rata (based on principal balance) to the Class A-1, Class
                                   A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates until their respective principal balances are reduced to zero.

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

Subordinate Yield
Maintenance Agreement:         On the Closing Date, the Trustee will enter into a yield maintenance agreement with a counterparty
                               (the "COUNTERPARTY") for the benefit of the Subordinate Certificates (other than the Class M-1 and
                               Class M-2 Certificates) (the "SUBORDINATE YIELD MAINTENANCE AGREEMENT"). The notional balance of the
                               Subordinate Yield Maintenance Agreement on each Distribution Date will be equal to the amount set forth in the table below. The Counterparty will be obligated to make monthly payments to the Trustee equal to the product of (x) the amount by which one-month LIBOR (up to a maximum of 10.00%) exceeds the related strike rate below, if any, accrued over the related interest accrual period and (y) the related notional balance for such Distribution Date. The Subordinate Yield Maintenance Agreement
                               will terminate after the Distribution Date in February 2014. Any payments received from the
                               Subordinate Yield Maintenance Agreement will be deposited in the Reserve Fund and distributed pro-rata (based on class certificate balance) to the Subordinate Certificates (other than the Class
                               M-1 and Class M-2 Certificates) to pay any related unpaid Net WAC Cap Carryover Amounts.


    -----------------------------------------------------------------------------------------------------------------------------
                                     SUBORDINATE CERTIFICATES YIELD MAINTENANCE AGREEMENT SCHEDULE
    -----------------------------------------------------------------------------------------------------------------------------
      PERIOD     NOTIONAL ($)     STRIKE (%)     PERIOD    NOTIONAL ($)    STRIKE (%)    PERIOD     NOTIONAL ($)    STRIKE (%)
    -----------------------------------------------------------------------------------------------------------------------------
         1        52,746,000       6.03955         34       45,744,508      8.68045        67        12,672,330       9.69472
         2        52,746,000       6.62433         35       45,260,628      8.83609        68        12,377,068       9.37048
         3        52,746,000       7.33438         36       44,710,547      9.12213        69        12,088,777       9.35898
         4        52,746,000       6.62485         37       44,170,185      8.82000        70        11,807,290       9.66137
         5        52,746,000       6.84591         38       37,642,958      8.81219        71        11,532,446       9.37486
         6        52,746,000       6.62527         39       31,234,814      9.74775        72        11,264,128       9.68174
         7        52,746,000       6.84628         40       28,750,352      8.94148        73        11,002,138       9.35968
         8        52,746,000       6.62556         41       26,877,350      9.57274        74        10,746,319       9.34806
         9        52,746,000       6.62564         42       24,975,526      9.25395        75        10,496,521       9.98035
        10        52,746,000       6.84657         43       23,108,803      9.55210        76        10,252,599       9.32488
        11        52,746,000       6.62580         44       21,823,040      9.23399        77        10,014,411       9.64307
        12        52,746,000       6.84674         45       21,311,574      9.22445        78         9,781,840       9.32270
        13        52,746,000       6.62595         46       20,812,320      9.57385        79         9,554,732       9.62334
        14        52,746,000       6.62603         47       20,324,998      9.35742        80         9,332,958       9.30131
        15        52,746,000       7.33605         48       19,849,433      9.65843        81         9,116,386       9.28972
        16        52,579,705       6.62619         49       19,385,199      9.33633        82         8,904,894       9.58742
        17        52,340,865       6.84714         50       18,932,021      9.32579        83         8,698,358       9.26660
        18        52,105,618       6.62634         51            0            N/A          84         8,496,662       9.56378
        19        51,885,344       6.84844         52       18,057,760      9.32557        85         8,299,688       9.24550
        20        51,668,000       6.62892         53       17,636,170      9.67523        86         8,107,326       9.23401
        21        51,464,831       6.62898         54       17,224,653      9.35235        87             0             N/A
        22        51,270,327       7.23846         55       16,822,908      9.65297        88         7,735,996       9.21108
        23        50,976,870       7.83661         56       16,430,696      9.33083        89         7,556,815       9.50631
        24        50,480,136       8.09340         57       16,047,775      9.32050        90         7,381,820       9.18825
        25        49,992,401       7.82839         58       15,673,930      9.62694        91         7,210,911       9.48276
        26        49,524,377       7.82453         59       15,307,696      9.40267        92         7,043,991       9.16550
        27        49,070,273       8.35956         60       14,949,911      9.72216        93         6,880,965       9.15416
        28        48,619,257       7.94286         61       14,600,653      9.40223        94         6,721,740       9.44761
        29        48,163,410       8.51227         62       14,259,685      9.39086        95         6,566,227       9.13156
        30        47,648,429       8.23186         63            0            N/A          96         6,414,337       9.42430
        31        47,153,185       8.50060         64       13,601,790      9.37044        97         6,265,983       9.10905
        32        46,666,706       8.22098         65       13,284,480      9.70994        98         6,121,083       9.09783
        33        46,199,053       8.21653         66       12,974,739      9.39156
    -----------------------------------------------------------------------------------------------------------------------------

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

                                                   TOTAL MORTGAGE LOAN STATISTICS

                                                       AS OF THE CUT-OFF DATE

                                                                                             MINIMUM                  MAXIMUM
                                                                                             -------                  -------
Scheduled Principal Balance                             $596,000,631                          $35,974                 $689,270
Average Scheduled Principal Balance                         $191,455
Number of Mortgage Loans                                       3,113

Weighted Average Gross Coupon                                 7.366%                           5.250%                  11.860%
Weighted Average FICO Score                                      621                              500                      816
Weighted Average Original LTV                                 83.15%                           19.57%                  100.00%

Weighted Average Original Term                            358 months                       120 months               360 months
Weighted Average Stated Remaining Term                    355 months                       117 months               360 months
Weighted Average Seasoning                                  2 months                         0 months                13 months

Weighted Average Gross Margin                                 6.646%                           1.850%                  10.940%
Weighted Average Minimum Interest Rate                        7.238%                           2.650%                  11.650%
Weighted Average Maximum Interest Rate                       13.649%                          11.250%                  20.500%
Weighted Average Initial Rate Cap                             2.963%                           1.500%                   5.000%
Weighted Average Subsequent Rate Cap                          1.078%                           1.000%                   2.000%
Weighted Average Months to Roll                            27 months                        16 months                60 months

Maturity Date                                                                              Sep 1 2015               Dec 1 2035
Maximum Zip Code Concentration                                 0.44%    11208

ARM                                                           60.90%  AIV                                                1.50%
Fixed Rate                                                    39.10%  Full Doc                                          58.14%
                                                                      Lite Doc                                           0.12%
2/28 6 Mo LIBOR                                               29.63%  SI                                                40.25%
2/28 6 Mo LIBOR IO                                            17.08%
3/27 6 Mo LIBOR                                                6.58%  Cash Out Refinance                                71.64%
3/27 6 Mo LIBOR IO                                             2.21%  Purchase                                          25.51%
5/25 6 Mo LIBOR                                                4.50%  Rate/Term Refinance                                2.85%
5/25 6 Mo LIBOR IO                                             0.89%
Balloon 15 Year                                                0.06%  Condominium                                        4.09%
Balloon 15 Year IO                                             0.03%  Duplex                                             4.88%
Fixed 40/30 Balloon                                            0.17%  Quadruplex                                         0.16%
Fixed Rate 10 Year                                             0.02%  Row Home                                           0.15%
Fixed Rate 15 Year                                             0.76%  Single Family                                     88.00%
Fixed Rate 20 Year                                             0.60%  Townhouse                                          0.92%
Fixed Rate 20 Year IO                                          0.01%  Triplex                                            1.79%
Fixed Rate 25 Year                                             0.02%
Fixed Rate 30 Year                                            35.15%  Investor Non-owner                                 4.08%
Fixed Rate 30 Year IO                                          2.28%  Primary                                           95.91%
                                                                      Second Home                                        0.01%
Interest Only                                                 22.52%
Not Interest Only                                             77.48%  No Silent Second                                  83.64%
                                                                      Silent Second                                     16.36%
Prepay Penalty:  N/A                                          12.13%
Prepay Penalty: 12 months                                     10.93%  Top 5 States:
Prepay Penalty: 24 months                                     30.63%  California                                        12.77%
Prepay Penalty: 36 months                                     19.27%  New York                                          10.46%
Prepay Penalty: 48 months                                      0.16%  Florida                                            8.16%
Prepay Penalty: 60 months                                     26.88%  Maryland                                           7.17%
                                                                      Illinois                                           6.36%
First Lien                                                   100.00%

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
CURRENT PRINCIPAL BALANCE                    LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
        0.01 -  50,000.00                       21      964,115.55      0.16%        8.569          339          72.68          614
   50,000.01 - 100,000.00                      636   49,514,022.21      8.31%        7.942          348          83.34          612
  100,000.01 - 150,000.00                      759   94,851,578.04     15.91%        7.592          353          83.08          616
  150,000.01 - 200,000.00                      550   96,078,982.97     16.12%        7.459          355          83.44          612
  200,000.01 - 250,000.00                      383   85,650,951.83     14.37%        7.349          357          83.30          616
  250,000.01 - 300,000.00                      257   70,383,097.72     11.81%        7.155          357          82.09          622
  300,000.01 - 350,000.00                      182   58,639,615.84      9.84%        7.220          358          82.40          628
  350,000.01 - 400,000.00                      138   51,924,246.39      8.71%        7.173          358          83.37          628
  400,000.01 - 450,000.00                       85   36,157,062.84      6.07%        7.044          358          83.97          631
  450,000.01 - 500,000.00                       66   31,662,654.81      5.31%        7.131          358          83.06          639
  500,000.01 - 550,000.00                       20   10,502,887.89      1.76%        7.358          358          86.35          632
  550,000.01 - 600,000.00                        8    4,546,001.58      0.76%        6.777          357          83.10          661
  600,000.01 - 650,000.00                        5    3,101,145.86      0.52%        6.692          358          86.30          605
  650,000.01 - 700,000.00                        3    2,024,267.73      0.34%        6.684          357          84.95          637
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
CURRENT GROSS RATE                           LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
 5.000 - 5.499                                   7    1,636,395.66      0.27%        5.340          358          82.52          658
 5.500 - 5.999                                 101   28,333,617.53      4.75%        5.878          355          79.37          667
 6.000 - 6.499                                 238   57,163,850.17      9.59%        6.286          355          79.71          658
 6.500 - 6.999                                 737  162,668,418.64     27.29%        6.812          356          81.69          633
 7.000 - 7.499                                 455   88,577,940.99     14.86%        7.269          355          83.18          620
 7.500 - 7.999                                 817  146,159,885.56     24.52%        7.780          355          84.94          607
 8.000 - 8.499                                 315   47,671,801.18      8.00%        8.257          354          84.41          596
 8.500 - 8.999                                 297   45,772,843.89      7.68%        8.746          356          87.11          591
 9.000 - 9.499                                  80   10,306,482.88      1.73%        9.261          355          85.14          570
 9.500 - 9.999                                  50    5,998,773.27      1.01%        9.752          358          85.66          580
10.000 -10.499                                   8      745,647.79      0.13%       10.224          358          88.69          577
10.500 -10.999                                   5      703,489.23      0.12%       10.795          359          81.40          566
11.000 -11.499                                   1       63,933.27      0.01%       11.160          357          80.00          560
11.500 -11.999                                   2      197,551.20      0.03%       11.697          359          75.00          529
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
FICO                                         LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
500-519                                        100   17,555,038.58      2.95%        8.037          356          72.51          510
520-539                                        226   39,911,507.87      6.70%        7.989          356          79.13          531
540-559                                        228   38,920,131.89      6.53%        7.800          355          82.80          549
560-579                                        224   37,861,241.26      6.35%        7.756          354          82.17          570
580-599                                        408   77,300,720.95     12.97%        7.419          355          82.48          592
600-619                                        443   86,688,251.00     14.54%        7.503          355          84.20          609
620-639                                        441   86,639,642.24     14.54%        7.249          356          84.00          629
640-659                                        385   76,916,426.85     12.91%        7.107          355          84.42          649
660-679                                        241   47,040,650.94      7.89%        7.142          356          85.73          669
680-699                                        170   33,586,634.80      5.64%        7.016          354          83.76          689
700+                                           247   53,580,384.88      8.99%        6.764          356          83.99          731
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
LTV                                          LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
  0.01- 49.99                                   42    6,384,435.53      1.07%        7.357          341          39.54          589
 50.00- 59.99                                   63   12,268,843.98      2.06%        7.187          352          55.42          587
 60.00- 69.99                                  102   21,790,644.46      3.66%        7.120          356          65.78          592
 70.00- 74.99                                  119   23,478,906.94      3.94%        7.259          356          72.15          603
 75.00- 79.99                                  221   46,965,935.21      7.88%        7.269          355          76.94          595
 80.00- 84.99                                1,233  228,627,054.58     38.36%        7.148          356          80.36          636
 85.00- 89.99                                  384   74,101,523.76     12.43%        7.487          355          86.48          596
 90.00- 94.99                                  548  106,089,260.71     17.80%        7.580          355          90.49          611
 95.00- 99.99                                  130   28,186,495.20      4.73%        7.888          355          95.55          640
100.00                                         271   48,107,530.89      8.07%        7.738          355         100.00          656
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
ORIGINAL TERM (MONTHS)                       LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
120                                              2      128,744.74      0.02%        7.839          118          57.93          626
180                                             47    5,076,023.21      0.85%        7.360          178          79.82          625
240                                             31    3,635,741.19      0.61%        7.572          238          83.29          605
300                                              1      105,122.13      0.02%        9.350          298          90.00          545
360                                          3,032  587,054,999.99     98.50%        7.364          358          83.18          621
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
STATED REMAINING TERM (MONTHS)               LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
 61-120                                          2      128,744.74      0.02%        7.839          118          57.93          626
121-180                                         47    5,076,023.21      0.85%        7.360          178          79.82          625
181-240                                         31    3,635,741.19      0.61%        7.572          238          83.29          605
241-300                                          1      105,122.13      0.02%        9.350          298          90.00          545
301-360                                      3,032  587,054,999.99     98.50%        7.364          358          83.18          621
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
FRM/ARM                                      LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
ARM                                          1,758  362,938,849.08     60.90%        7.338          358          83.17          621
Fixed Rate                                   1,355  233,061,782.18     39.10%        7.408          352          83.12          620
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
PRODUCT                                      LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
2/28 6 Mo LIBOR                                995  176,581,518.80     29.63%        7.607          358          82.50          599
2/28 6 Mo LIBOR IO                             379  101,791,472.50     17.08%        7.007          357          83.04          653
3/27 6 Mo LIBOR                                186   39,194,833.03      6.58%        7.614          358          86.22          615
3/27 6 Mo LIBOR IO                              51   13,197,375.30      2.21%        6.859          357          84.25          659
5/25 6 Mo LIBOR                                128   26,843,248.68      4.50%        6.847          358          82.93          627
5/25 6 Mo LIBOR IO                              19    5,330,400.77      0.89%        6.402          358          84.20          665
Balloon 15 Year                                  4      376,518.79      0.06%        7.000          177          82.38          668
Balloon 15 Year IO                               2      193,700.00      0.03%        7.000          175          93.29          699
Fixed 40/30 Balloon                              5    1,023,458.09      0.17%        7.119          358          72.68          587
Fixed Rate 10 Year                               2      128,744.74      0.02%        7.839          118          57.93          626
Fixed Rate 15 Year                              41    4,505,804.42      0.76%        7.405          178          79.02          618
Fixed Rate 20 Year                              30    3,559,741.20      0.60%        7.585          238          83.36          603
Fixed Rate 20 Year IO                            1       75,999.99      0.01%        6.950          237          80.00          689
Fixed Rate 25 Year                               1      105,122.13      0.02%        9.350          298          90.00          545
Fixed Rate 30 Year                           1,205  209,489,852.21     35.15%        7.440          358          83.40          618
Fixed Rate 30 Year IO                           64   13,602,840.61      2.28%        6.891          358          80.86          668
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
INTEREST ONLY                                LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
Interest Only                                  516  134,191,789.17     22.52%        6.957          357          83.00          655
Not Interest Only                            2,597  461,808,842.09     77.48%        7.484          355          83.19          611
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
INTEREST ONLY TERM                           LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
N/A                                          2,597  461,808,842.09     77.48%        7.484          355          83.19          611
58                                               1      206,150.00      0.03%        7.990          358          95.00          625
59                                               2      678,069.99      0.11%        7.523          357          87.92          600
60                                             508  132,043,769.18     22.15%        6.954          357          82.92          656
61                                               2      358,000.00      0.06%        7.116          357          82.33          646
62                                               1      293,000.00      0.05%        6.500          355          89.60          629
63                                               1      244,800.00      0.04%        6.380          354         100.00          682
120                                              1      368,000.00      0.06%        6.950          358          80.00          641
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
PREPAYMENT PENALTY ORIGINAL TERM              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
(MONTHS)                                     LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
Prepay Penalty:  N/A                           356   72,277,322.27     12.13%        7.812          356          85.13          620
Prepay Penalty: 12 months                      255   65,135,843.56     10.93%        7.509          357          80.28          617
Prepay Penalty: 24 months                      990  182,546,217.57     30.63%        7.290          357          82.92          621
Prepay Penalty: 36 months                      693  114,865,885.34     19.27%        7.462          354          84.64          629
Prepay Penalty: 48 months                        7      961,677.07      0.16%        7.818          326          82.96          544
Prepay Penalty: 60 months                      812  160,213,685.45     26.88%        7.120          353          82.62          616
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
LIEN                                         LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
First Lien                                   3,113  596,000,631.26    100.00%        7.366          355          83.15          621
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
DOCUMENTATION TYPE                           LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
AIV                                             38    8,918,961.17      1.50%        6.998          357          83.18          631
Full Doc                                     1,975  346,485,802.66     58.14%        7.337          355          83.91          606
Lite Doc                                         3      686,730.00      0.12%        7.123          358          81.54          669
SI                                           1,097  239,909,137.43     40.25%        7.421          357          82.06          641
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
LOAN PURPOSE                                 LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
Cash Out Refinance                           2,189  426,963,010.20     71.64%        7.367          355          82.72          610
Purchase                                       827  152,062,968.64     25.51%        7.360          357          84.26          651
Rate/Term Refinance                             97   16,974,652.42      2.85%        7.386          354          84.01          614
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
PROPERTY TYPE                                LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
Condominium                                    136   24,356,311.75      4.09%        7.573          357          83.77          633
Duplex                                         119   29,096,741.21      4.88%        7.395          358          80.19          627
Quadruplex                                       3      974,992.17      0.16%        8.458          356          88.42          639
Row Home                                         6      896,983.07      0.15%        7.492          358          83.97          567
Single Family                                2,788  524,484,311.77     88.00%        7.354          355          83.28          620
Townhouse                                       27    5,499,691.48      0.92%        7.019          358          85.80          625
Triplex                                         34   10,691,599.81      1.79%        7.460          358          81.57          621
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
OCCUPANCY STATUS                             LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
Investor Non-owner                             161   24,343,098.95      4.08%        7.944          355          80.38          650
Primary                                      2,951  571,598,168.29     95.91%        7.341          355          83.27          619
Second Home                                      1       59,364.02      0.01%        8.500          359          90.00          621
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
CREDIT GRADE                                 LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
----------------------------------------------------------------------------------------------------------------------------------
A                                            2,126  423,516,597.28     71.06%        7.201          356          84.31          647
B                                              265   47,821,425.66      8.02%        7.568          353          81.57          587
C                                              722  124,662,608.32     20.92%        7.848          355          79.80          546
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
STATE                                        LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
Alabama                                         35    4,012,057.87      0.67%        7.930          355          85.06          604
Arizona                                        104   20,963,638.77      3.52%        7.337          357          81.90          620
Arkansas                                        13    1,161,374.31      0.19%        7.929          333          84.74          650
California                                     236   76,104,360.32     12.77%        7.008          357          79.49          636
Colorado                                        33    6,074,301.88      1.02%        7.207          354          82.22          607
Connecticut                                     52   12,171,784.35      2.04%        7.228          358          82.65          605
Delaware                                        13    2,516,686.00      0.42%        7.829          358          90.22          621
Florida                                        285   48,640,133.38      8.16%        7.500          355          82.30          618
Georgia                                        108   16,591,378.66      2.78%        7.455          355          84.26          624
Idaho                                            7    1,294,843.83      0.22%        7.236          358          84.28          578
Illinois                                       182   37,900,958.84      6.36%        7.727          355          85.78          612
Indiana                                        121   12,492,538.34      2.10%        7.619          352          86.38          626
Iowa                                             7      861,948.30      0.14%        7.926          358          81.05          625
Kansas                                          34    3,501,115.63      0.59%        7.822          342          89.33          624
Kentucky                                        38    4,498,310.64      0.75%        7.744          351          87.67          622
Maine                                            8    1,555,778.10      0.26%        7.528          358          82.59          588
Maryland                                       171   42,751,545.51      7.17%        7.297          357          85.08          614
Massachusetts                                   70   18,225,724.40      3.06%        7.074          358          82.35          623
Michigan                                       259   35,668,863.49      5.98%        7.615          357          85.57          642
Minnesota                                       18    3,555,998.72      0.60%        7.139          358          83.68          630
Mississippi                                      1      206,228.55      0.03%        8.640          359          93.80          612
Missouri                                        71    7,580,438.03      1.27%        7.892          354          84.68          609
Montana                                          4      582,793.89      0.10%        8.023          357          87.27          596
Nebraska                                         4      335,501.61      0.06%        9.463          358          88.09          570
Nevada                                          50   12,013,995.04      2.02%        7.251          357          82.33          641
New Hampshire                                   13    2,323,181.50      0.39%        7.281          357          85.84          626
New Jersey                                      82   20,980,549.16      3.52%        7.186          358          81.81          618
New Mexico                                      10    1,393,908.98      0.23%        8.169          325          83.11          597
New York                                       212   62,370,653.38     10.46%        7.206          357          79.74          612
North Carolina                                  66    9,798,510.54      1.64%        7.689          358          87.08          611
North Dakota                                     1       56,903.78      0.01%        8.990          357          89.76          653
Ohio                                           207   27,040,379.38      4.54%        7.403          350          87.02          625
Oklahoma                                        23    1,904,356.15      0.32%        7.899          357          83.95          609
Oregon                                          20    4,080,173.30      0.68%        6.867          358          81.52          626
Pennsylvania                                   121   16,452,479.41      2.76%        7.545          353          85.59          609
Rhode Island                                    35    8,089,774.43      1.36%        7.277          358          81.48          608
South Carolina                                  24    3,707,747.00      0.62%        7.802          353          84.47          614
Tennessee                                       84   10,692,662.65      1.79%        7.554          349          87.03          619
Texas                                           48    5,650,671.79      0.95%        7.714          342          82.93          615
Utah                                            23    4,195,028.95      0.70%        7.594          354          83.51          607
Virginia                                       139   31,519,206.17      5.29%        7.223          356          82.30          618
Washington                                      45    9,020,346.71      1.51%        7.066          358          83.49          629
Wisconsin                                       34    5,301,719.37      0.89%        7.625          356          85.73          610
Wyoming                                          2      160,080.15      0.03%        9.500          358          84.83          575
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        3,113  596,000,631.26    100.00%        7.366          355          83.15          621

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
GROSS MARGIN                                 LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
 1.500 - 1.999                                   3      755,336.66      0.21%        5.963          357          80.00          614
 2.000 - 2.499                                   9    2,361,216.13      0.65%        6.209          357          83.13          671
 2.500 - 2.999                                  13    3,487,626.20      0.96%        6.826          358          80.18          642
 3.000 - 3.499                                  15    3,879,449.67      1.07%        7.114          357          80.32          596
 3.500 - 3.999                                   6    1,500,115.47      0.41%        7.504          358          78.87          576
 4.000 - 4.499                                  10    2,457,792.66      0.68%        7.838          357          83.20          623
 4.500 - 4.999                                   8    1,497,593.35      0.41%        7.258          358          85.98          681
 5.000 - 5.499                                  31    7,521,863.90      2.07%        6.166          358          83.04          658
 5.500 - 5.999                                 226   55,323,146.21     15.24%        6.996          357          83.38          639
 6.000 - 6.499                                 310   68,537,957.14     18.88%        6.803          358          83.05          644
 6.500 - 6.999                                 410   92,367,741.71     25.45%        7.235          358          82.04          622
 7.000 - 7.499                                 240   45,821,175.35     12.63%        7.611          358          84.21          606
 7.500 - 7.999                                 306   50,093,587.96     13.80%        7.970          358          83.11          590
 8.000 - 8.499                                 105   16,768,586.55      4.62%        8.457          358          84.10          584
 8.500 - 8.999                                  41    5,590,214.94      1.54%        8.792          358          88.77          594
 9.000 - 9.499                                  12    1,947,467.21      0.54%        8.803          358          88.17          592
 9.500 - 9.999                                  10    2,399,416.60      0.66%        8.787          358          92.13          623
10.500 -10.999                                   3      628,561.37      0.17%        9.962          358          92.62          592
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        1,758  362,938,849.08    100.00%        7.338          358          83.17          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
MINIMUM INTEREST RATE                        LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
 2.500 - 2.999                                   1      204,305.96      0.06%        6.250          359          65.97          601
 3.000 - 3.499                                   4    1,225,904.32      0.34%        6.935          356          81.61          607
 3.500 - 3.999                                   2      486,496.82      0.13%        6.867          359          84.36          594
 4.000 - 4.499                                   3      580,485.25      0.16%        7.134          358          85.39          612
 4.500 - 4.999                                   3      422,253.94      0.12%        7.943          358          91.05          660
 5.000 - 5.499                                  10    2,546,266.76      0.70%        6.344          358          79.74          629
 5.500 - 5.999                                  83   24,049,644.58      6.63%        6.155          357          80.99          658
 6.000 - 6.499                                 171   42,039,453.85     11.58%        6.468          358          81.06          652
 6.500 - 6.999                                 422   98,338,666.06     27.10%        6.917          358          81.93          633
 7.000 - 7.499                                 237   50,007,519.28     13.78%        7.302          358          83.52          616
 7.500 - 7.999                                 450   81,044,765.10     22.33%        7.726          358          84.35          601
 8.000 - 8.499                                 151   26,008,858.03      7.17%        8.219          358          83.45          600
 8.500 - 8.999                                 136   23,381,539.26      6.44%        8.702          358          87.35          595
 9.000 - 9.499                                  39    5,683,174.86      1.57%        9.056          358          86.30          581
 9.500 - 9.999                                  34    5,121,071.83      1.41%        9.306          358          88.83          597
10.000 -10.499                                   5      549,092.37      0.15%       10.234          358          91.07          569
10.500 -10.999                                   5    1,032,464.85      0.28%       10.222          358          87.66          584
11.000 -11.499                                   1       63,933.27      0.02%       11.160          357          80.00          560
11.500 -11.999                                   1      152,952.69      0.04%       11.650          359          75.00          536
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        1,758  362,938,849.08    100.00%        7.338          358          83.17          621

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
MAXIMUM INTEREST RATE                        LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
11.000 -11.499                                   7    1,636,395.66      0.45%        5.340          358          82.52          658
11.500 -11.999                                  66   18,422,618.54      5.08%        5.863          357          80.10          665
12.000 -12.499                                 122   30,293,441.54      8.35%        6.290          357          81.10          659
12.500 -12.999                                 338   82,340,038.89     22.69%        6.789          358          81.70          629
13.000 -13.499                                 209   44,435,274.96     12.24%        7.149          358          83.14          619
13.500 -13.999                                 399   75,456,549.34     20.79%        7.546          358          84.54          610
14.000 -14.499                                 188   34,117,390.16      9.40%        7.829          358          83.54          614
14.500 -14.999                                 224   40,065,443.28     11.04%        8.139          358          86.18          611
15.000 -15.499                                  73   11,363,669.21      3.13%        8.580          358          85.01          588
15.500 -15.999                                  67   12,621,609.44      3.48%        8.948          357          87.61          603
16.000 -16.499                                  22    3,208,659.38      0.88%        9.389          357          83.69          576
16.500 -16.999                                  19    2,562,550.69      0.71%        9.187          358          81.74          571
17.000 -17.499                                   4      829,732.99      0.23%        7.551          358          79.19          563
17.500 -17.999                                  12    3,128,893.15      0.86%        7.991          359          75.60          572
18.000 -18.499                                   2      639,813.57      0.18%        8.194          360          49.87          550
18.500 -18.999                                   5    1,621,768.28      0.45%        8.726          359          73.73          538
20.500 -20.999                                   1      195,000.00      0.05%       10.500          360          65.00          612
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        1,758  362,938,849.08    100.00%        7.338          358          83.17          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
INITIAL PERIODIC RATE CAP                    LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
1.500                                            2      751,599.99      0.21%        7.111          357          86.83          609
2.000                                           54   13,286,309.56      3.66%        8.216          357          89.86          608
3.000                                        1,700  348,417,525.53     96.00%        7.306          358          82.91          621
5.000                                            2      483,414.00      0.13%        6.919          359          80.00          685
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        1,758  362,938,849.08    100.00%        7.338          358          83.17          621

                                                                                               WEIGHTED
                                                                                  WEIGHTED      AVERAGE
                                                           CURRENT     PCT BY      AVERAGE       STATED       WEIGHTED     WEIGHTED
                                              # OF       PRINCIPAL       CURR        GROSS    REMAINING        AVERAGE      AVERAGE
SUBSEQUENT PERIODIC RATE CAP                 LOANS         BALANCE   PRIN BAL       COUPON         TERM       ORIG LTV         FICO
------------------------------------------------------------------------------------------------------------------------------------
1.000                                        1,596  325,363,571.54     89.65%        7.308          358          82.75          621
1.500                                           85   18,826,910.54      5.19%        6.917          358          83.46          636
2.000                                           77   18,748,367.00      5.17%        8.287          357          90.18          602
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        1,758  362,938,849.08    100.00%        7.338          358          83.17          621

RBS GREENWICH CAPITAL                                   FRIEDMAN BILLINGS RAMSEY